                                                                    EXHIBIT 10.1
                 NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

     THIS NINTH AMENDMENT TO LOAN AND SECURITY  AGREEMENT (this  "Amendment") is made and  entered  into  this  12th day of April,  2001,  by and among  TROPICAL
SPORSTWEAR  INT'L  CORPORATION,  a Florida  corporation  ("Tropical"),  TROPICAL
SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"),  SAVANE INTERNATIONAL
CORP., a Texas corporation  (formerly known as Farah  Incorporated)  ("Savane"),
APPAREL NETWORK  CORPORATION,  a Florida  corporation  ("Apparel"),  TSI BRANDS,
INC., a Delaware  corporation  ("TSI"),  and TSIL, INC., a Delaware  corporation
("TSIL") (Tropical, TSCI, Savane, Apparel, TSI and TSIL collectively referred to hereinafter  as "Borrowers"  and  individually  as a "Borrower"),  each with its chief  executive  office and  principal  place of  business  at 4902 West Waters
Avenue, Tampa, Florida 33634-1302;  the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided in the Loan Agreement (as defined below); and
FLEET  CAPITAL  CORPORATION,  a Rhode  Island  corporation,  in its  capacity as
collateral  and  administrative   agent  for  the  Lenders  (together  with  its
successors in such  capacity,  "Agent") with an office at 300 Galleria  Parkway,
N.W., Suite 800, Atlanta, Georgia 30339.

                                    Recitals:
                                    --------

     Borrowers,  Agent and  Lenders,  are parties to a certain Loan and Security
Agreement  dated June 10, 1998,  as amended by that certain  First  Amendment to
Loan and Security Agreement dated July 9, 1998, that certain Second Amendment to
Loan and Security  Agreement dated August 27, 1998, that certain Third Amendment to Loan and Security  Agreement  dated  December 31, 1998,  that certain  Fourth
Amendment to Loan and Security  Agreement dated May 21, 1999, that certain Fifth
Amendment to Loan and Security Agreement dated July 16, 1999, that certain Sixth
Amendment to Loan and Security  Agreement  dated October 28, 1999,  that certain
Seventh  Amendment to Loan and Security  Agreement  dated November 12, 1999, and that certain Eighth  Amendment to Loan and Security  Agreement dated January 19,
1999 (as at any time amended,  the "Loan Agreement"),  pursuant to which Lenders have made certain revolving credit loans and letter of credit  accommodations to
Borrowers.

     Borrowers have requested that Agent and Lenders amend the terms of the Loan
Agreement to, among other things, modify the applicable interest rate. Agent and
Lenders are willing to amend the Loan  Agreement on the terms and  conditions as hereinafter set forth.

     NOW,  THEREFORE,  for TEN DOLLARS  ($10.00) in hand paid and other good and valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby severally  acknowledged,  the  parties  hereto,  intending  to be legally  bound hereby, agree as follows:

     1.  Definitions.  All  capitalized  terms  used in this  Amendment,  unless otherwise  defined herein,  shall have the meaning ascribed to such terms in the
Loan Agreement.

     2.  Amendments to Loan  Agreement.  The Loan Agreement is hereby amended as follows:

     (a) By  deleting  in Section 1 of the Loan  Agreement  the  definitions  of
"Applicable Margin,"  "Consolidated Fixed Charge Coverage" and "Funded Debt" and
by substituting the following new definitions in lieu thereof:

     Applicable  Margin - a percentage  equal to (i) 1.25% with respect to LIBOR
Loans,  (ii) 0% with  respect to Base Rate Loans and (iii) .250% with respect to the Unused Line Fee;  provided that,  commencing March 31, 2001, if there exists no Default or Event of Default, then the Applicable Margin shall be increased or decreased, based upon the Consolidated Funded Debt/Consolidated EBITDA ratio, as follows:

                                                                                           Applicable
                                                                                           Margin for
                                            Applicable Margin          Applicable Margin   Unused Line
                  Ratio                     for Base Rate Loans        for LIBOR Loans     Fee
                  -----                     -------------------        ---------------     ------------

         (i)      If the Consolidated Funded         .75%                  2.25%               .375%
                  Debt/Consolidated EBITDA
                  ratio is greater than 4.50 to 1

         (ii)     If the Consolidated Funded         .50%                  2.00%               .375%
                  Debt/ Consolidated EBITDA
                  ratio is greater than or equal
                  to 4.0 to 1 but less than
                  4.50 to 1

         (iii)    If the Consolidated Funded         .25%                  1.75%               .375%
                  Debt/ Consolidated EBITDA
                  ratio is greater than or equal
                  to 3.50 to 1 but less than
                  4.0 to 1

         (iv)     If the Consolidated Funded         0%                    1.50%               .250%
                  Debt/ Consolidated EBITDA
                  ratio is greater than or equal
                  to 3.0 to 1 but less than
                  3.50 to 1

         (v)      If the Consolidated Funded         0%                    1.25%               .250%
                  Debt/ Consolidated EBITDA
                  ratio is less than 3.0 to 1

     The  Applicable  Margin  shall be  subject to  reduction  or  increase,  as applicable and as set forth in the table above,  on a quarterly  basis according to  the  performance  of  Borrowers  as  measured  by  the  Consolidated  Funded
Debt/Consolidated  EBITDA  ratio based upon the  immediately  preceding 4 Fiscal
Quarters of Borrowers. Except as set forth in the last sentence hereof, any such increase or  reduction  in the  Applicable  Margin  provided for herein shall be effective 3 Business  Days after  receipt by Agent of the  applicable  financial statements and corresponding Compliance Certificate. If the financial statements and the  Compliance  Certificate  of Borrowers  setting  forth the  Consolidated
Funded  Debt/Consolidated  EBITDA  ratio are not  received  by Agent by the date required  pursuant to Section 10.1.3 of this  Agreement,  the Applicable  Margin shall be deemed to be  increased to the next highest  Applicable  Margin,  until such time as such financial  statements and Compliance  Certificate are received and any Event of  Default  resulting  from a  failure  timely  to  deliver  such financial statements or Compliance Certificate is waived in writing by Agent and
Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from  charging  interest at the Default Rate for so long as an Event of Default exists. For example,  if the Applicable Margin in effect on such date is as set forth in item (iii) above,  then the  Applicable  Margin  arising from
Borrowers'   failure  to  deliver   financial   statements  and  the  Compliance
Certificate  shall be deemed to be the Applicable  Margin set forth in item (ii)
above.  For the final Fiscal Quarter of any Fiscal Year of Borrowers,  Borrowers
may provide the unaudited  financial  statements  of Borrowers,  subject only to year-end  adjustments,  for the purpose of determining  the  Applicable  Margin;
provided,  however,  that if,  upon  delivery  of the annual  audited  financial statements  required to be submitted  by Borrowers to Agent  pursuant to Section
10.1.3(i) of this  Agreement,  Borrowers have not met the criteria for reduction of the Applicable  Margin pursuant to the terms hereinabove for the final Fiscal
Quarter of the Fiscal Year of  Borrowers  then ended,  then (a) such  Applicable
Margin  reduction  shall be  terminated  and,  effective on the first day of the month  following  receipt by Agent of such  audited  financial  statements,  the
Applicable  Margin shall be the Applicable Margin that would have been in effect if such reduction had not been  implemented  based upon the unaudited  financial statements  of  Borrowers  for the final  Fiscal  Quarter of the Fiscal  Year of
Borrowers  then ended,  and (b) Borrowers  shall pay to Agent,  for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements,  an amount equal to the difference between the amount of interest that would have been paid on the principal  amount of the
Obligations  using the  Applicable  Margin  determined  based upon such  audited financial  statements and the amount of interest actually paid during the period in which the  reduction  of the  Applicable  Margin was in effect based upon the unaudited  financial  statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.

     Consolidated Fixed Charge Coverage - with respect to any fiscal period, the ratio of (a)  Consolidated  EBITDA minus income taxes for such period to (b) the sum of all Consolidated Fixed Charges for such period.

     Funded Debt - all Debt for Money Borrowed which would,  in accordance  with
GAAP,  constitute  long term debt,  including  (a) any Debt with a maturity more than one year after the  creation  thereof  and (b) any Debt for Money  Borrowed which is  renewable  or  extendable  at the option of a Borrower for a period of more than one year from the date of  creation  of such Debt for Money  Borrowed, including the Revolver Loans.

     (b) By deleting Section 10.3.1 of the Loan Agreement in its entirety and by substituting the following new Section 10.3.1 in lieu thereof:

                                10.3.1.  Reserved.

     3. Reserved.

     4.  Acknowledgments  and  Stipulations.   Each  Borrower  acknowledges  and
stipulates that the Loan Agreement and the other Loan Documents executed by such
Borrower are legal,  valid and binding  obligations  of such  Borrower  that are enforceable  against such Borrower in accordance with the terms thereof;  all of the Obligations are owing and payable  without  defense,  offset or counterclaim
(and to the extent there exists any such defense,  offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the security interests and liens granted by each Borrower in favor of Agent are duly  perfected,  first priority security interests and liens.

     5. Representations and Warranties. Each Borrower represents and warrants to
Agent and  Lenders,  to induce  Agent and Lenders to enter into this  Amendment, that no Default or Event of Default  exists on the date hereof;  the  execution, delivery and  performance  of this  Amendment  have been duly  authorized by all requisite  corporate  action on the part of such Borrower and this Amendment has
been  duly   executed  and  delivered  by  such   Borrowers;   and  all  of  the
representations  and warranties made by Borrowers in the Loan Agreement are true
and  correct  on  and  as  of  the  date  hereof,   except  to  the  extent  any
representation or warranty specifically relates to an earlier date.

     6. Reference to Loan Agreement.  Upon the  effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement,"  "hereunder," or words of like import shall mean and be a reference to the Loan  Agreement,  as amended by this Amendment.

     7. Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any of any  representation,  warranty or covenant  herein  shall constitute an Event of Default.

     8.  Expenses of Agent.  Borrowers  jointly and  severally  agree to pay, on demand,  all  costs  and  expenses  incurred  by  Agent in  connection  with the preparation,  negotiation  and  execution of this  Amendment  and any other Loan
Documents  executed  pursuant hereto and any and all amendments,  modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent's  legal  counsel  and any taxes or  expenses  associated  with or incurred in connection  with any  instrument or agreement  referred to herein or contemplated hereby.

     9.  Effectiveness;  Governing Law. This  Amendment  shall be effective upon acceptance by Agent and Lenders in Atlanta,  Georgia (notice of which acceptance is hereby  waived),  whereupon  the same shall be governed by and  construed  in accordance with the internal laws of the State of Georgia.

     10. Successors and Assigns.  This Amendment shall be binding upon and inure to the  benefit  of the  parties  hereto  and their  respective  successors  and assigns.

     11. No  Novation,  etc..  Except as  otherwise  expressly  provided in this
Amendment,  nothing  herein shall be deemed to amend or modify any  provision of the Loan  Agreement  or any of the other  Loan  Documents,  each of which  shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and  satisfaction,  and the Loan
Agreement as herein modified shall continue in full force and effect.

     12. Counterparts;  Telecopied Signatures. This Amendment may be executed in any  number of  counterparts  and by  different  parties  to this  Agreement  on separate  counterparts,  each of  which,  when so  executed,  shall be deemed an original, but all such counterparts shall constitute one and the same agreement.
Any signature delivered by a party by facsimile  transmission shall be deemed to be an original signature hereto.

     13. Further  Assurances.  Each Borrower agrees to take such further actions as Agent and Lenders  shall  reasonably  request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

     14. Section  Titles.  Section titles and references  used in this Amendment shall be without  substantive  meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

     15.  Release  of  Claims.  To induce  Agent and  Lenders to enter into this
Amendment,  each Borrower hereby release,  acquits and forever  discharges Agent and Lenders,  and all officers,  directors,  agents,  employees,  successors and assigns of Agent and Lenders,  from any and all  liabilities,  claims,  demands, actions or causes or  actions  of any kind or nature (if there be any),  whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown,  that such  Borrower  now has or ever had  against  Agent  and  Lenders arising under or in connection with any of the Loan Documents or otherwise.

     16.  Waiver of Jury Trial.  To the fullest  extent  permitted by applicable law,  the parties  hereto  each hereby  waives the right to trial by jury in any action,  suit,  counterclaim  or  proceeding  arising  out of or related to this
Amendment.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly  executed  under seal and  delivered by their  respective  duly  authorized officers on the date first written above.

                                                   BORROWERS:

ATTEST:                                    TROPICAL SPORTSWEAR INT'L CORPORATION

/s/ Regina Valentin                        By:      /s/ N. Larry McPherson
Assistant Secretary                        Title:   Executive Vice President
[CORPORATE SEAL]

ATTEST:                                    TROPICAL SPORTSWEAR COMPANY, INC.

/s/ Regina Valentin                        By:      /s/ N. Larry McPherson
Assistant Secretary                        Title:   Vice President
[CORPORATE SEAL]

ATTEST:                                    SAVANE INTERNATIONAL CORP.
                                           (f/k/a Farah Incorporated)

/s/ Regina Valentin                        By:      /s/ N. Larry McPherson
Assistant Secretary                        Title:   Executive Vice President
[CORPORATE SEAL]

ATTEST:                                    APPAREL NETWORK CORPORATION

/s/ Regina Valentin                        By:     /s/ N. Larry McPherson
Assistant Secretary                        Title:  Executive Vice President
[CORPORATE SEAL]

ATTEST:                                    TSI BRANDS, INC.

/s/ Regina Valentin                        By:     /s/ N. Larry McPherson
Assistant Secretary                        Title:  Vice President
[CORPORATE SEAL]

ATTEST:                                    TSIL, INC.

/s/ Regina Valentin                        By:     /s/ N. Larry McPherson
Assistant Secretary                        Title:  Vice President
[CORPORATE SEAL]

                                           LENDERS:

                                           FLEET CAPITAL CORPORATION

                                           By:     /s/ Elizabeth L. Waller
                                           Title:  Senior Vice President

                                           GMAC COMMERCIAL CREDIT LLC

                                           By:     /s/   Darren Linder
                                           Title:  Executive Vice President

                                           FIRST UNION NATIONAL BANK

                                           By:     /s/ John Trainor
                                           Title:  Vice President

                                           BANK OF AMERICA, N.A.

                                           By:     /s/ David G. Mumma
                                           Title:  Vice President

                                           AGENT:

                                           FLEET CAPITAL CORPORATION, as Agent

                                           By:     /s/ Elizabeth L. Waller
                                           Title:  Senior Vice President